UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Commission File No. 0-20572

PATTERSON COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PATTERSON COMPANIES, INC. 1031 MENDOTA HEIGHTS ROAD ST. PAUL, MINNESOTA 55120

August 5, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Patterson Companies, Inc. to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 12, 2005, at 4:30 p.m. local time.

At the meeting you will be asked to vote for the election of two directors, and to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2006. I encourage you to vote for the nominees for director, and for ratification of the appointment of Ernst & Young LLP.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope, or follow the telephone or internet voting instructions that appear on the enclosed proxy card.

Very truly yours,

PATTERSON COMPANIES, INC.

Peter L. Frechette
Chairman

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

NOTICE

OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 12, 2005

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Patterson Companies, Inc., a Minnesota corporation, will be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 12, 2005, at 4:30 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two directors to have terms expiring in 2008, and until their successors shall be elected and duly qualified;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2006; and

3.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on July 14, 2005, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States, or follow the telephone or internet voting instructions that appear on the enclosed proxy card. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Matthew L. Levitt
Secretary

St. Paul, Minnesota

August 5, 2005

PATTERSON COMPANIES, INC.

1031 MENDOTA HEIGHTS ROAD

ST. PAUL, MINNESOTA 55120

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD

SEPTEMBER 12, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Patterson Companies, Inc. for use at the annual meeting of shareholders to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 12, 2005, at 4:30 p.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director listed herein, and for ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matters are properly presented at the meeting for action, including a question of adjourning or postponing the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about August 5, 2005.

Record Date and Outstanding Common Stock

The board of directors has fixed the close of business on July 14, 2005, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the meeting. On that date, there were 137,852,896 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) submitting a later-dated proxy relating to the same shares by (1) following the telephone voting instructions, (2) following the internet voting instructions, or (3) signing, dating and returning another proxy to our company by mail, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Matthew L. Levitt, or hand-delivered to Mr. Levitt before the vote at the meeting.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of July 14, 2005, unless otherwise noted, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director and nominee for director, (c) each executive officer named in the summary compensation table below, and (d) the directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
FMR Corp. 82 Devonshire Street Boston, MA 02109	17,590,346	(3)	12.8%
U.S. Bancorp 800 Nicollet Mall Minneapolis, MN 55402	10,509,703	(4)	7.6%
Neuberger Berman, Inc. 605 Third Avenue New York, NY 10158	8,240,300	(5)	6.0%
Peter L. Frechette	6,693,230	(6)	4.9%
Ronald E. Ezerski	2,621,084	(7)(8)	1.9%
James W. Wiltz	961,504	(6)	*
Andre B. Lacy	164,176	(7)	*
R. Stephen Armstrong	83,260	(6)(9)	*
Scott R. Kabbes	64,123	(6)(9)(10)	*
Harold C. Slavkin	48,350	(7)(11)	*
Ellen A. Rudnick	8,000	(7)	*
Edward L. Donnelly	3,370	(6)	*
All directors and executive officers as a group (12 persons)	11,020,967	(12)	8.0%

*	Represents less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days. The same shares may be beneficially owned by more than one person. Includes shares of common stock held by our Employee Stock Ownership Plan and Trust (the “ESOP”). Shares reported as owned by the ESOP trustee are also reported as beneficially owned by the executive officers to the extent that shares have been allocated to the ESOP accounts of the named persons. Allocated shares are voted by the ESOP trustee in accordance with the direction of ESOP participants. Generally, unallocated shares and allocated shares as to which no direction is made by the participants are voted by the ESOP trustee in the same percentage as the allocated shares as to which directions are received by the ESOP trustee. Unless otherwise indicated, the address of each shareholder is c/o Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120.

(2)	Percentage of beneficial ownership is based on 137,852,896 shares outstanding as of July 14, 2005. Shares issuable pursuant to options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(3)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 14, 2005, includes (a) 1,408 shares over which sole voting power is claimed, (b) no shares over which shared voting power is claimed, (c) 17,590,346 shares over which sole dispositive power is claimed, and (d) no shares over which shared dispositive power is claimed.

Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 17,589,113 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Contrafund, amounted to 12,305,396 shares. Fidelity Contrafund has its principal business office at 82 Devonshire Street, Boston, MA 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 17,589,113 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees.

Strategic Advisers, Inc., 82 Devonshire Street, Boston MA 02109, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR Corp’s beneficial ownership includes 1,233 shares beneficially owned through Strategic Advisers, Inc.

Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Ms. Johnson is a director of FMR Corp. Through their ownership of voting common stock and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by U.S. Bancorp and U.S. Bank, National Association on January 31, 2005, includes (a) 189,160 shares over which sole voting power is claimed, (b) 10,312,883 shares over which shared voting power is claimed, (c) 174,420 shares over which sole dispositive power is claimed, and (d) 43,040 shares over which shared dispositive power is claimed. U.S. Bank, National Association, an affiliate of U.S. Bancorp, acts as the ESOP trustee. The number of shares reported as beneficially owned includes approximately 10,292,243 shares held in the unallocated account of the ESOP, but excludes approximately 10,410,278 shares held in the allocated account of the ESOP.

(5)	As set forth in Schedule 13G filed with the Securities and Exchange Commission by Neuberger Berman, Inc. and Neuberger Berman, LLC on February 16, 2005, includes (a) 117,108 shares over which sole voting power is claimed, (b) 6,436,800 shares over which shared voting power is claimed, (c) no shares over which sole dispositive power is claimed, and (d) 8,240,300 shares over which shared dispositive power is claimed.

Neuberger Berman, Inc. owns 100% of both Neuberger Berman, LLC, an investment advisor and broker/dealer, and Neuberger Berman Management, Inc., an investment advisor to a series of public mutual funds.

Neuberger Berman, LLC has shared power to make decisions whether to retain or dispose, and in some cases has the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities.

With regard to the shares over which shared voting power is claimed, Neuberger Berman, LLC and Neuberger Berman Management, Inc. both have shared power to make decisions whether to retain or dispose and vote the securities. Neuberger Berman, LLC and Neuberger Berman Management, Inc. serve as sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer.

(6)	Includes the following shares allocated to the ESOP account of the following persons: Peter L. Frechette (6,825 shares); James W. Wiltz (5,811 shares); R. Stephen Armstrong (4,754 shares); Scott R. Kabbes (7,238 shares); and Edward L. Donnelly (1,325 shares). The ESOP trustee has the right to receive, and the power to direct the receipt of, dividends from such shares.

(7)	Includes shares purchasable by the named person under our 1992 Director Stock Option Plan and our 2001 Non-Employee Directors’ Stock Option Plan: Ronald E. Ezerski (96,000); Andre B. Lacy (98,476 shares); Harold C. Slavkin (48,000 shares); and Ellen A. Rudnick (8,000 shares).

(8)	Of the shares reported as beneficially owned, 1,756,244 shares are held in Grantor Annuity Trusts.

(9)	Includes shares purchasable by the named person under our 1992 Stock Option Plan: R. Stephen Armstrong (56,400 shares) and Scott R. Kabbes (21,456 shares).

(10)	Of the shares reported as beneficially owned, 24,442 shares are held by Mr. Kabbes’ spouse.

(11)	Of the shares reported as beneficially owned, 350 shares are held by Dr. Slavkin’s spouse.

(12)	Includes 355,236 shares purchasable pursuant to the exercise of options.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information with respect to compensation awarded to, earned by or paid to our Chief Executive Officer and our other highest paid executive officers for the fiscal years ended April 2003, 2004 and 2005. Compensation, as reflected in this table and the tables which follow, is presented on the basis of rules of the Securities and Exchange Commission and does not, in the case of certain stock-based awards or accruals, necessarily represent the amount of compensation realized or which may be realized in the future. For more information regarding our salary policies and executive compensation plans, please review the information under the caption “Compensation Committee Report on Executive Compensation.”

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
Peter L. Frechette (1) Chairman and Former Chief Executive Officer of Patterson Companies, Inc.	2005 2004 2003	404,977 399,265 379,400	240,961 381,612 275,184	0 0 0		0 0 0		7,393 4,153 2,000	(2) (2) (2)

James W. Wiltz (1) President and Chief Executive Officer of Patterson Companies, Inc.	2005 2004 2003	318,002 317,001 240,069	172,380 273,000 149,247	0 0 0		5,470 141,998 0	(3) (3)	7,393 4,153 2,000	(2) (2) (2)

Scott R. Kabbes President of Patterson Dental Supply, Inc.	2005 2004 2003	255,000 228,000 153,400	128,700 123,750 49,756	0 0 0		3,852 19,044 3,742	(3) (3) (3)	42,922 24,060 24,973	(2) (2) (4)

R. Stephen Armstrong Executive Vice President, Treasurer and Chief Financial Officer of Patterson Companies, Inc.	2005 2004 2003	247,453 232,560 223,633	111,583 176,715 127,454	56,841 57,153 28,095	(5) (5) (5)	3,930 7,288 6,200	(3) (3) (3)	42,922 24,060 28,135	(2) (2) (6)

Edward L. Donnelly (7) President of Patterson Medical Products, Inc.	2005 2004	256,757 162,208	63,310 32,940	0 0		4,604 43,058	(3) (3)	42,922 0	(2)

(1)	Mr. Frechette served as our Chief Executive Officer until May 31, 2005. Effective May 31, 2005, Mr. Wiltz became our Chief Executive Officer.

(2)	Consists of contributions we made to the executive officer’s account under the ESOP for the end of the ESOP plan year.

(3)	Represents stock options granted under our stock option plans pursuant to the provisions of our Long-Term Incentive Plan.

(4)	Represents $23,290 we contributed to Mr. Kabbes’ account under the ESOP for the end of the ESOP plan year in April 2003 and $1,683 in premiums we paid on split dollar life insurance for Mr. Kabbes pursuant to the provisions of our Long-Term Incentive Plan.

(5)	Represents the dollar value of the difference between the price paid by Mr. Armstrong for restricted shares purchased from us through deferral of salary and the fair market value of such shares at the date of purchase. At the end of fiscal year 2005, Mr. Armstrong held 16,936 restricted shares with a value of $856,115. In general, these restricted shares vest three years from the date of grant. Dividends declared and paid on shares of our common stock are paid at the same rate on this restricted stock. For the fiscal year ended April 2005, no dividends were paid on this restricted stock.

(6)	Represents $24,000 we contributed to Mr. Armstrong’s account under the ESOP for the end of the ESOP plan year in April 2003 and $4,135 in premiums we paid on split dollar life insurance for Mr. Armstrong pursuant to the provisions of our Long-Term Incentive Plan.

(7)	Mr. Donnelly was named President of Patterson Medical Products, Inc. in October 2004. From September 2003 to October 2004, Mr. Donnelly served as Executive Vice President and Chief Operating Officer of Patterson Medical Products, Inc.

OPTION GRANTS IN LAST FISCAL YEAR

The following table shows options to purchase our common stock granted to each executive officer named in the summary compensation table during the fiscal year ended April 2005 and the potential value of such grants at stock price appreciation rates of 5% and 10%, compounded annually over the ten-year term of the options. Also shown is the potential gain of all outstanding shares of common stock held by our shareholders as of April 30, 2005, using the exercise price of $38.50 and the same appreciation rates and compounded over a ten-year period, but exclusive of any dividends that may be paid on such stock. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in our stock price. No SARs were granted during fiscal year 2005.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price ($/share) (3)	Expiration Date

Name					5%	10%
Peter L. Frechette	0	0	N/A	N/A	N/A	N/A

James W. Wiltz	5,470	1.2	38.50	4/26/2014	132,442	335,634

Scott R. Kabbes	3,852	0.8	38.50	4/26/2014	93,266	236,355

R. Stephen Armstrong	3,930	0.8	38.50	4/26/2014	95,155	241,141

Edward L. Donnelly	4,604	1.0	38.50	4/26/2014	111,474	282,497

Potential Gain for All Shareholders at Assumed Appreciation Rates					3,337,754,835	8,458,527,012

(1)	These options vest in full on the ninth anniversary of the date of grant. These options have ten-year terms, subject to earlier termination in the event of the optionee’s cessation of service.

(2)	Based on an aggregate of 454,863 shares subject to options granted to employees under our stock option plans during the fiscal year ended April 2005.

(3)	The exercise price may be paid in cash or, at the discretion of the compensation committee of the board of directors, in shares of our common stock valued at fair market value on the exercise date or any other method approved by such committee.

FISCAL YEAR END OPTION VALUES

No options were exercised by the executive officers named in the summary compensation table during the fiscal year ended April 2005. The following table shows the number and value (stock price less exercise price) of unexercised stock options for such persons as of the end of fiscal year 2005. No SARs were exercised by such persons during fiscal year 2005 or were outstanding at the end of that fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter L. Frechette	0	0	0	0

James W. Wiltz	0	147,468	0	4,408,922

Scott R. Kabbes	21,456	52,260	867,022	1,735,765

R. Stephen Armstrong	56,400	78,592	2,360,160	2,910,677

Edward L. Donnelly	0	47,662	0	1,038,923

(1)	Based on the closing price of our common stock of $50.55 on the last trading day of fiscal year 2005.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In July 1999, we entered into a letter agreement with R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer. Pursuant to the agreement, Mr. Armstrong is entitled to receive certain benefits upon a change-in-control termination. If (a) within the 210 calendar-day-period immediately following a change-in-control Mr. Armstrong’s employment is terminated for any reason other than death, cause, disability or retirement, (b) within such 210 calendar-day-period, Mr. Armstrong terminates his employment for good reason, or (c) prior to a change-in-control the termination of Mr. Armstrong’s employment was either a condition of the change-in-control or was at the request or insistence of a person (other than our company) related to the change-in-control, then we will make a lump-sum cash payment to Mr. Armstrong in an amount equal to the sum of (x) 12 times his monthly base compensation plus (y) an amount equal to his target incentive under the then existing management incentive plan at the 100% payout level. Further, on the first anniversary of the date of termination, we will make an additional lump-sum cash payment to Mr. Armstrong equal in amount to the aggregate initial lump-sum cash payment made under the letter agreement.

In August 2003 our subsidiary, AbilityOne Products Corp., entered into an amended and restated employment agreement with Edward L. Donnelly, then its Executive Vice President and Chief Operating Officer. The agreement provides that for a period of three years (the “employment period”), Mr. Donnelly will serve as the Executive Vice President and Chief Operating Officer of AbilityOne Products Corp. and its subsidiary, Patterson Medical Products, Inc. (formerly AbilityOne Corporation). The agreement further provides that Mr. Donnelly shall receive a minimum annual base salary of $243,500, an incentive cash bonus target equal to 40% of his base salary and certain other benefits. The agreement also provides that if his employment terminates after the initial employment period, or if his employment is terminated under certain conditions during the initial employment period, he will be entitled to a severance pay package, conditioned upon his agreement not to compete with us for one year, equal to his base salary and bonus, plus his continuation in our healthcare and group life insurance plan for one year at company expense. No severance pay is owed if he voluntarily terminates his employment prior to the end of the initial employment period, or is terminated for “cause.” Mr. Donnelly was named President of Patterson Medical Products, Inc. in October 2004.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors (the “Committee”) makes annual recommendations to the board respecting the appropriate levels of compensation for our senior executive officers for the following calendar year. The Committee considers how the achievement of our overall goals and objectives can be aided through adoption of an appropriate compensation philosophy and effective compensation program elements. In addition to approving the compensation arrangements for senior management, the Committee also reviews and approves the adoption of any compensation plans in which officers and directors are eligible to participate. Three of our outside directors, Ms. Rudnick and Messrs. Ezerski and Slavkin, comprise the Committee.

Our executive pay program is designed to reward company and individual performance. The program focuses on total direct compensation. Accountability, revenue and impact to the organization determine the total compensation value for a position. There are three core components of our executive pay program: base salary, annual incentive bonus, and long-term incentives.

The Committee reviews and makes recommendations to the board with respect to the base salary component of compensation on a calendar year basis and on a next fiscal year basis with respect to the proposed bonus potential for the senior executives. The bonus potential for each of the senior officers is directly affected by their participation in the Management Incentive Compensation Plan (“MICP”) which is reviewed by the Committee and adopted by the board on a fiscal year basis. The Committee also considers and makes recommendations to the board with respect to the participation and mix of benefits granted under the Long-Term Incentive Plan (“LTIP”).

The Committee had discussions with the Chairman, the President and the Executive Vice President, reviewed the present salary ranges, current salaries and bonus potential for each position, considered management’s overall salary objectives and discussed philosophy respecting the components of the compensation package such as the amount of compensation to be placed at risk, short-term versus longer term incentives, the use of equity awards, the alignment of executive compensation with the enhancement of shareholder value and other issues. The Committee also reviewed other information available to its members, including an executive compensation pricing report prepared from outside sources. That report benchmarked our base and total compensation for officer positions against market rates from a study by an independent compensation consultant, using a hybrid approach that includes a review of distribution, medical device, dental supply and general industries.

Based on these reviews, the Committee finds the total compensation of the Chief Executive Officer and the other executive officers named in the summary compensation table to be reasonable and not excessive.

Compensation Philosophy and Objectives

Our executive compensation philosophy is to link such compensation to the attainment of business objectives and earnings performance, over the near and longer term, which in turn will enable us to attract, retain and reward executive officers who contribute to our success. The MICP for fiscal year 2005 specifically tied incentive compensation to our earnings, and each participating officer’s incentive compensation, including incentive compensation for the senior officers, was dependent upon obtaining our planned increase in profit. The objective of the MICP is to encourage greater initiative, resourcefulness, teamwork and efficiency on the part of all key employees whose performance and responsibilities directly affect our profits. The overall goal of the plan is to reward these officers for achieving superior performance.

The Committee recognizes that the MICP, together with the bonus potential for each officer, places a substantial amount of the total compensation of an executive at risk. If our near and longer term goals are achieved, an executive could obtain total compensation at or near competitive total compensation levels based upon market rates for comparable positions. Keeping base salaries relatively low with a higher portion of the total compensation package dependent upon performance is compatible with our traditional executive compensation approach.

Current Executive Compensation Programs Components

As noted above, our current executive compensation program for senior officers, including the Chairman and Chief Executive Officer, consists of a base salary, an annual cash incentive in the form of a potential bonus measured as a percentage of base salary and participation in the LTIP adopted by the board in December 1998. The particular elements of the compensation program are discussed more fully below.

Base Salary.    Annual base salary levels of executives are determined by the potential impact of the individual on our company, the skills and experience required by the position, the individual performance of the executive, our overall performance, internal equity and external pay practices.

Incentive Compensation.    Annual cash bonuses are paid under the MICP and are designed to provide a direct financial incentive to executives to achieve our annual profit goals. The annual incentive bonus target is positioned at the market median in order to achieve total direct cash compensation at market levels. The annual bonus potential percentages of base salary range from 35% to 70% of base salary, subject to increase in direct relation to our increase in profit. Each senior executive officer has the opportunity to increase his targeted bonus potential as a percentage of base salary in accordance with the formula contained in the MICP which allows 150% of the targeted bonus potential to be paid if 110% of the planned profit is achieved. Conversely, the MICP allows 50% of the targeted bonus potential to be paid if 90% of the planned profit is achieved. No bonus is paid if our company does not achieve at least 90% of planned profit. The increase in percentage of bonus potential is theoretically unlimited, but as pointed out below, the threshold level of the planned profit for reaching bonus potential is substantial. Accordingly, Peter L. Frechette, our Chairman and our Chief Executive Officer during the most recently completed fiscal year, who had a 70% bonus potential for fiscal year 2005, received a bonus of 59.5% of base pay because we achieved 97% of our plan. The bonuses of certain executive officers are based entirely upon the performance of our company as a whole, while the bonuses of other executive officers are based 75% on the performance of the business units for which they are responsible and 25% on the performance of our company as a whole. Each year the MICP is revised to set new profit goals for our company and the key employee participants in the plan.

Our base salary ranges for fiscal year 2005 closely approximated the market averages described in our compensation pricing report benchmarked against market rates. For fiscal year 2005, the threshold levels for cash bonuses under the MICP were a 26.0% increase in net earnings before the effect of an accounting change and a 25.7% increase in operating income, both of which were substantial targets to meet. Because we continue to reward the performance of our executives through the profitability-oriented MICP, the Committee believes that if we exceed our goals we can justify paying more than competitive levels of total compensation.

Long-Term Incentive Plan.    To address a need in the overall compensation package, the board adopted the LTIP in December 1998. The objectives of the LTIP are to: (1) create an incentive program to increase shareholder value over a longer term which does not compete with other benefit plans currently in place; (2) provide a program which assists in retention of and rewards new management employees, with limited effect on our financial statements and cash flow; and (3) recognize that equity compensation may not be appropriate for all management employees. Participants include officers, region managers, branch managers and other key managers. The plan was originally composed of two compensation elements: stock options and life insurance. Stock options were granted under the employee stock option plans adopted in 1992 and 2002 and the life insurance was made up of a combination of split dollar and key person insurance. Stock options granted vested incrementally over a three to nine year period and the life insurance created immediate coverage providing long-term cash value over five to fifteen years as a supplemental source of retirement income. We ceased paying the premiums for the split dollar life insurance policies under the LTIP in fiscal year 2004 in order to comply with the provisions of the Sarbanes-Oxley Act. Although we granted stock options under the LTIP in fiscal year 2005, we intend to discontinue awarding stock options under the LTIP in fiscal year 2006. Instead of granting stock options, we intend to grant restricted stock awards and performance units under the LTIP pursuant to the Equity Incentive Plan described below.

Equity Incentive Plan.    During fiscal year 2005, the Committee worked with an outside compensation consultant to update our current executive compensation program, including the LTIP. The consultant conducted a study of our current compensation program, conducted interviews with management and with Committee members and met with the Committee to present and review its findings and recommendations. In keeping with our compensation philosophy and objectives, the Committee’s goal is to provide a compensation package that emphasizes our commitment to long-term profitable growth while enabling us to attract, retain and reward executives who contribute to the company’s success. Consistent with this goal and the recommendations of our outside compensation consultants, the Committee has recommended and the board has authorized, the use of the Equity Incentive Plan approved by shareholders in 2004 to grant awards of restricted stock and performance units under the LTIP commencing in fiscal year 2006. The restricted stock and performance unit ranges have been set to provide flexibility in structuring individually appropriate compensation. Annually, the Committee will determine the long-term incentive restricted stock awards and performance units to be granted. In general, the restricted stock awards and performance units will vest on the third anniversary of the award. The performance units will settle in cash or stock, at the discretion of the Committee, upon achievement of pre-determined performance objectives. The Committee believes that the foregoing modifications to the LTIP for fiscal year 2006 will enable the overall compensation program to continue meeting our stated objectives.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

Our income tax deduction for executive compensation is limited by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) to $1 million per executive per year, unless compensation above that amount is “performance-based.” This limit applies to our Chief Executive Officer and the other executive officers who are most highly compensated. They are identified in the Summary Compensation Table. We have not had any deductions limited by Section 162(m) of the Code to date.

The Committee will make every reasonable effort to ensure that all compensation paid to our executives is fully deductible, provided it determines that application of this limit is consistent with our needs and executive compensation philosophy.

Compensation Committee Interlocks and Insider Participation

The name of each person who serves as a member of the Committee is set forth below. There are no compensation committee interlocks.

Respectfully submitted,

/s/ Ronald E. Ezerski

/s/ Ellen A. Rudnick

/s/ Harold C. Slavkin, Chairman

The Compensation Committee

AUDIT COMMITTEE REPORT

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The committee reviewed with the independent registered public accounting firm that is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees). In addition, the committee has discussed with the independent registered public accounting firm such firm’s independence from management and the company, including the matters in the written disclosures and the letter the committee received from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with such firm’s independence.

The committee discussed with the company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the company’s internal control, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2005 for filing with the Securities and Exchange Commission. The committee and the board have also recommended, and seek shareholder ratification of, the selection of the company’s independent registered public accounting firm for the year ending April 29, 2006.

The committee is governed by a written charter approved by the board of directors. A copy of this charter is attached to this proxy statement. The committee is composed of three members who are considered independent because they satisfy the independence requirements as prescribed by NASDAQ Rule 4200(a)(15) and Exchange Act Rule 10A-3.

The committee held 13 meetings during fiscal year 2005.

Respectfully submitted,

/s/ David K. Beecken, Chairman

/s/ Ronald E. Ezerski

/s/ Andre B. Lacy

June 13, 2005	The Audit Committee

COMPANY STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on $100 invested at the market close on April 28, 2000, the last trading day before the beginning of our fifth preceding fiscal year, through and including April 29, 2005, the last trading day before the end of our most recently completed fiscal year, with the cumulative total return for the same time period on the same amount invested in The Nasdaq Stock Market (U.S. Companies) Index and a Peer Group Index, consisting of 27 companies (including our company) based on the same Standard Industrial Classification code.* The chart below the graph sets forth the actual numbers depicted on the graph.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG PATTERSON COMPANIES, INC.,

NASDAQ MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON APRIL 28, 2000

ASSUMES DIVIDENDS REINVESTED

FISCAL YEAR ENDING APRIL 30, 2005

	FISCAL YEAR ENDING
COMPANY/INDEX/MARKET	4/29/2000	4/28/2001	4/27/2002	4/26/2003	4/24/2004	4/30/2005
Patterson Companies, Inc.	$100.00	$126.75	$185.64	$160.58	$320.04	$420.15
SIC Code Index	$100.00	$119.84	$144.66	$137.22	$218.12	$265.25
Nasdaq Market Index	$100.00	$55.96	$44.07	$37.76	$51.36	$51.69

*	Abatix Corp., ALR Technologies Inc., AMS Homecare Inc., APO Health, Inc., Cantel Medical Corp., Century Pacific Financial Corporation, Chindex International, Inc., Emergency Filtration Products, Inc., Encision Inc., Henry Schein, Inc., Lumenis Ltd., Molecular Imaging Corporation, Nephros, Inc., Novoste Corporation, Nyer Medical Group, Inc., Owens & Minor, Inc., Patterson Companies, Inc., Pro-Dex, Inc., PSS World Medical Inc., PTS, Inc., PURE Bioscience, Royce Biomedical, Inc., Spectrasource Corporation, Tutogen Medical, Inc., Valesc Holdings Inc., Viasys Healthcare Inc. and Zila, Inc.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The board of directors is divided into three classes, as nearly equal in number as possible, with the term of office of a class expiring each year. Directors are elected for staggered terms of three years and until their successors are elected and duly qualified. Ronald E. Ezerski and Andre B. Lacy have been nominated to serve three-year terms expiring in 2008. There are four other directors whose terms of office do not expire in 2005. As a result of the resignation of David K. Beecken on July 25, 2005, there will be one vacancy on the board of directors following the 2005 annual meeting of shareholders. There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies shall, in their discretion, determine. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Set forth below is certain information concerning the nominees for election as director and the four directors whose terms of office will continue after the meeting.

Name	Age	Principal Occupation	Position with Patterson	Director Since
Peter L. Frechette	67	Chairman and Former Chief Executive Officer of Patterson Companies, Inc.	Chairman and Former Chief Executive Officer	1983

Ronald E. Ezerski	59	Private Investor	Director	1983

Andre B. Lacy	65	Chairman and Chief Executive Officer of LDI Ltd., LLC	Director	1989

Ellen A. Rudnick	54	Executive Director and Clinical Professor at the University of Chicago Graduate School of Business	Director	2003

Harold C. Slavkin	67	Dean of the USC School of Dentistry	Director	2001

James W. Wiltz	60	President, Chief Executive Officer and Director of Patterson Companies, Inc.	President, Chief Executive Officer and Director	2001

Nominees for Election as Director for Terms Expiring at the Annual Meeting in 2008

Ronald E. Ezerski, age 59, served as our Vice President, Treasurer and Chief Financial Officer from December 1982 through July 1999 and was President of our subsidiary, Dental Capital Corporation, from December 1982 until October 1988 when it was merged into our company. From September 1996 through July 1999, Mr. Ezerski also served as our Executive Vice President. Mr. Ezerski has been one of our directors since March 1983.

Andre B. Lacy, age 65, has been Chief Executive Officer of LDI Ltd., LLC since 1986 and its Chairman since 1992. LDI Ltd., LLC is an industrial and investment limited liability company. Mr. Lacy is an executive officer and a member of the board of directors of FinishMaster, Inc. Mr. Lacy also serves as a director of The National Bank of Indianapolis Corporation. Mr. Lacy has been one of our directors since 1989.

Directors Whose Terms Expire at the Annual Meeting in 2006

Ellen A. Rudnick, age 54, has served as Executive Director and Clinical Professor of the Michael P. Polsky Center for Entrepreneurship at the University of Chicago Graduate School of Business since March 1999. She served as Chairman of Pacific Biometrics, a medical diagnostics company which she co-founded from 1993 to 1999; President of HCIA, and CEO of Healthcare Knowledge Resources, both healthcare information service companies from 1990 to 1992; and served in a variety of capacities at Baxter Healthcare from 1975 to 1990, including Corporate Vice President of Baxter Healthcare and President and Founder of Baxter Management Services Division. Ms. Rudnick also served as Founder and Chairman of CEO Advisors, a consulting firm established in 1992. Ms. Rudnick also serves as director of HMS Holdings Corporation and Liberty Mutual Insurance Company. She has been one of our directors since December 2003.

Harold C. Slavkin, age 67, has been Dean of the University of Southern California School of Dentistry since August 2000. Dr. Slavkin returned to USC after serving as the sixth director of the National Institute of Dental and Craniofacial Research, one of the National Institutes of Health. Dr. Slavkin is a member of the Institute of Medicine of the National Academy of Sciences, a Fellow of the American Association for the Advancement of Science, a Fellow of both the American College of Dentistry and the International College of Dentistry, Past-President of the American Dental Association and a member of the International Association for Dental Research. In 1968, Dr. Slavkin joined the faculty of the USC School of Dentistry. He has been one of our directors since December 2001.

James W. Wiltz, age 60, was elected President and Chief Executive Officer in May 2005. He served as one of our Vice Presidents from 1986 to 2003, and as our President and Chief Operating Officer from April 2003 through May 2005. He has been employed by us since September 1969, initially as a territory sales representative, then an equipment specialist and later a branch manager. In 1980, Mr. Wiltz was appointed Vice President of the Midwestern Division and was appointed Vice President, Sales and Distribution in 1986. From 1996 to 2003, Mr. Wiltz served as President of our subsidiary, Patterson Dental Supply, Inc. He has been one of our directors since March 2001.

Director Whose Term Expires at the Annual Meeting in 2007

Peter L. Frechette, age 67, served as our Chief Executive Officer from September 1982 through May 2005. He was our President from September 1982 to April 2003, has been one of our directors since March 1983 and has been our Chairman since May 1985. Prior to joining us, Mr. Frechette was employed by American Hospital Supply Corporation for 18 years, the last seven of which he served as President of its Scientific Products Division. Mr. Frechette is also a director of FinishMaster, Inc.

The Board of Directors and Committees

The board of directors held six meetings and took action by written consent on three occasions during fiscal year 2005. Each director attended at least 75% of the meetings of the board and of those committees on which he or she served.

The board of directors has established executive, audit, compensation and governance committees. Our governance committee also functions as our nominating committee. Each committee consists solely of members who are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market. In addition, each member of the audit committee is independent as defined in Exchange Act Rule 10A-3. Our company has Principles of Business Conduct and Code of Ethics. A current copy of the Principles of Business Conduct and Code of Ethics, as well as charters of the audit, compensation and governance committees, appear on our website at www.pattersoncompanies.com. Such documents are also available in print upon written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Investor Relations. The following table shows the current membership of the committees and identifies our independent directors:

Name	Executive*	Audit	Compensation	Governance	Independent Directors
Peter L. Frechette	X
Ronald E. Ezerski		X	X	X	X
Andre B. Lacy		X		X	X
Ellen A. Rudnick		X	X	X	X
Harold C. Slavkin			X	X	X
James W. Wiltz	X

*	R. Stephen Armstrong, our Executive Vice President, Treasurer and Chief Financial Officer, also serves on the executive committee.

The executive committee is granted the power to deal with important matters which arise between board meetings and upon which action must be taken or attention given prior to the next scheduled board meeting. The executive committee held one meeting during fiscal year 2005.

The audit committee, chaired by Mr. Lacy, is empowered by the board of directors to review our financial books and records in consultation with our accounting and auditing staff and our independent auditors and to review with our accounting staff and independent auditors the scope of the audit, the audit plan and any questions raised with respect to accounting and auditing policy and procedure. The board of directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Appendix A and, as noted above, is available on our website. The audit committee held 13 meetings during fiscal year 2005.

The compensation committee, chaired by Dr. Slavkin, is authorized by the board of directors to establish general levels of compensation for our officers, to set the annual compensation of each of our executive officers, to grant options to employees under our option plans, and to review and approve our compensation and benefit plans. The board of directors has adopted a written charter for the compensation committee, a copy of which, as noted above, is available on our website. The compensation committee held eight meetings during fiscal year 2005.

The governance committee, of which Mr. Lacy is lead director, performs the core function of recommending nominees to the board of directors and members of committees of the board. These responsibilities include establishing criteria for board and committee membership, considering rotation of committee members, reviewing candidates’ qualifications and any potential conflicts with our interests, assessing the contributions of current directors in connection with their renomination, and making recommendations to the full board. Among the responsibilities of the governance committee is advising the board on matters of diversity including race, gender and culture and recommending, as necessary, measures contributing to a board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience, and expertise. The governance committee also has the responsibility to oversee and review our processes for providing information to the board. The board of directors has adopted a written charter for the governance committee, a copy of which was attached to the proxy statement for the 2003 annual meeting of shareholders and, as noted above, is available on our website. The governance committee held three meetings during fiscal year 2005.

Audit Committee Matters

Our audit committee was established in accordance with Section 3(a)(58) of the Exchange Act. As noted above, each member of the audit committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market and Exchange Act Rule 10A-3.

Pursuant to our listing agreement with the Nasdaq Stock Market, each member of the audit committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, Ronald E. Ezerski is an “audit committee financial expert” as such term is defined by Item 401(h) of Regulation S-K.

Governance Committee Procedures for Nominations

The governance committee has generally identified nominees based upon suggestions by outside directors, management and/or shareholders. Our board member selection criteria include: integrity; high level of education and/or business experience; broad-based business acumen; understanding of our business and industry; strategic thinking and willingness to share ideas; network of contacts; and diversity of experiences, expertise and backgrounds among board members. The committee has used these criteria to evaluate potential nominees. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation. With the exception of the fees paid to a third-party search firm in connection with assistance provided by such firm in the identification of Ellen A. Rudnick, who joined our board in December 2003, the committee has not to date paid any third party a fee to assist it in the nomination process.

It is the committee’s policy to consider director candidates recommended by shareholders who appear to be qualified to serve on the board of directors. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Nomination Procedures

To submit a recommendation of a director candidate to the governance committee, a shareholder must submit the following information in writing, addressed to the lead director of the governance committee, care of the corporate secretary, at the main office of Patterson Companies, Inc.:

(1) The name of the person recommended as a director candidate;

(2) All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3) The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4) As to the shareholder making the recommendation, the name and address, as they appear on the books of Patterson Companies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5) A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under “Shareholder Proposals for the 2006 Annual Meeting.”

Minimum Qualifications

In carrying out its responsibility to find the best-qualified persons to serve as directors, the governance committee will consider appropriate data with respect to each suggested candidate, consisting of business experience, educational background, current directorships, involvement in legal proceedings during the last five years which are material to the evaluation of the integrity of the candidate, and an indication of the willingness of the candidate to serve as a director.

In addition, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Shareholder Communications with Board Members

The board of directors has provided the following process for shareholders to send communications to the board and/or individual directors. All communications from shareholders should be addressed to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at the company’s address. All communications sent to the chair of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the corporate secretary will be reviewed by him to ensure that such communications relate to the business of the company or its subsidiaries before being reviewed by the board.

We encourage all of our directors to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors then in office attended the 2004 annual meeting of shareholders.

Compensation of Directors

Non-employee directors receive a retainer of $10,000 per year plus $1,250 per board meeting attended. Out-of-pocket expenses incurred on our behalf are reimbursed for all directors.

On the date of each annual meeting of shareholders, each non-employee director who has been elected or reelected or whose board membership is continuing automatically receives an option award under our 2001 Non-Employee Directors’ Stock Option Plan. The number of shares to be covered by an option award to a non-employee director who is elected to the board for the first time, either by the shareholders or by the board to fill a vacancy, is 24,000 shares. The number of shares to be covered by an option award to a non-employee director who is reelected to the board or whose board membership is continuing is 12,000 shares. If an initial grant is made within six months of an annual grant to which a non-employee director would be entitled, such initial grant is in lieu of the next succeeding grant. Each option issuable pursuant to these provisions of the plan, with the exception of initial grants, is exercisable in full commencing on the first anniversary of the grant. Initial grants are subject to a three-year vesting schedule. Each option must be exercised within one year of termination of service as a member of the board of directors. In no event may it be exercised later than ten years from the date of grant.

In addition to the option grants described above, non-employee directors have the right to elect to receive additional options in lieu of the amount of the director’s annual fee for service on the board of directors, or a portion thereof.

Required Vote

Election as a director requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. The board of directors recommends that shareholders vote FOR the election of the nominees listed above.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending April 29, 2006. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will select another independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

Ernst & Young was our independent registered public accounting firm for the two most recently completed fiscal years. Aggregate fees for professional services rendered for our company by Ernst & Young for the fiscal years ended April 2004 and 2005 were as follows:

	Fiscal Year Ended April 24, 2004	Fiscal Year Ended April 30, 2005
Audit Fees	$410,000	$779,000
Audit-Related Fees	141,000	31,000
Tax Fees	481,000	375,000
All Other Fees	0	0

Total	$1,032,000	$1,185,000

Audit fees were for professional services rendered for the audits of the consolidated financial statements, interim reviews and reviews of Securities and Exchange Commission filings, including comfort letters, consents and comment letters. In addition, audit fees for fiscal year 2005 included costs associated with the attestation report required by Section 404 of the Sarbanes-Oxley Act and the 2004 and 2005 statutory audits of Kinetec, which were both billed in fiscal year 2005. Audit fees for fiscal year 2004 also included the audit of AbilityOne. Audit-related fees were for acquisition due diligence, employee benefit plan audits and, during fiscal year 2004, consultations regarding compliance with Section 404 of the Sarbanes-Oxley Act. Tax fees were for transaction cost analysis and other assistance on the AbilityOne acquisition, simplified LIFO election and other tax matters. In addition, tax fees for fiscal year 2005 included a cost analysis for the AbilityOne acquisition and tax fees for fiscal year 2004 included AbilityOne due diligence and integration assistance, other acquisition due diligence, review and consultation on tax provision and filings, and consultations on transfer pricing.

The audit committee of the board of directors has determined that the provision of services covered by the foregoing fees is compatible with maintaining the principal accountant’s independence. See “Audit Committee Report.”

Pre-Approval Policies and Procedures of Audit Committee

The audit committee is committed to ensuring the independence of our company’s outside auditor and directs significant attention toward the appropriateness of the auditor to perform services other than the audit. The committee has adopted pre-approval policies and procedures in this regard.

As a matter of policy, the outside auditor will only be engaged for non-audit related work if those services enhance and support the attest function of the audit, are an extension to the audit or audit related services, or relate to tax matters. Annually, the lead audit partner reviews with the committee the services the auditor expects to provide in the coming year, and the related fees. In addition, management provides the committee with a quarterly status for the committee’s approval of any non-audit services that the outside auditor has been asked to provide or may be asked to provide in the next quarter. The audit committee pre-approves all audit and non-audit services provided by the company’s outside auditor.

The projects and categories of service are as follows:

Audit—These services include the work necessary for the auditor to render an opinion on our consolidated financial statements. Audit services also include audit or attest services required by statute or regulation, such as comfort letters, consents, reviews of Securities and Exchange Commission filings, statutory audits in non-U.S. locations and attestation reports on internal control over financial reporting required under the Sarbanes-Oxley Act.

Audit Related Services—These services consist primarily of audits of benefit plans, due diligence assistance, accounting consultation on proposed transactions and internal control reviews.

Tax Services—Tax services consist of acquisition due diligence, transaction cost analysis, integration matters, review and consultation on tax provision and filings and other tax matters.

Other Services—The committee believes that other services are not an integral part of the examination of our company’s financial statements, and that other services may raise a real or perceived question as to the auditor’s independence. Accordingly, a very strong rationale must be presented to support the selection of the auditor for other services, and alternative service providers should also be considered.

The Chief Financial Officer is responsible for the implementation of the committee’s pre-approval policies and procedures. The committee pre-approved all of the services we received from Ernst & Young during fiscal year 2005.

Recommendation

The audit committee recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

David K. Beecken, one of our former directors, is the Managing Director of Beecken Petty O’Keefe & Company. Beecken Petty O’Keefe Fund II, a fund of Beecken Petty O’Keefe & Company, owns approximately twelve percent of Hygenic Corporation. During the fiscal year ended April 30, 2005, Hygenic Corporation sold approximately $3.5 million of rehabilitation products to AbilityOne, a subsidiary of our company. Such sales represent approximately eight percent of Hygenic Corporation’s annual sales.

We have entered into employment agreements with R. Stephen Armstrong and Edward L. Donnelly. For additional information regarding such agreements, please review “Compensation of Executive Officers—Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and provide us with copies of such reports. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the past fiscal year, our officers, directors and greater than ten percent shareholders complied with applicable filing requirements.

SHAREHOLDER PROPOSALS FOR

THE 2006 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2006 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt, no later than April 7, 2006. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2006 annual meeting of shareholders after June 21, 2006, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a person nominated by a shareholder to be eligible for election as a director at any regular or special meeting of shareholders, a written request that his or her name be placed in nomination must be received from a shareholder of record by our corporate secretary not less than 60 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. A copy of our bylaws may be obtained by written request to Patterson Companies, Inc., 1031 Mendota Heights Road, St. Paul, Minnesota 55120, Attn: Matthew L. Levitt. Please refer to “Governance Committee Procedures for Nominations” for the procedures for nominating directors.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our annual report to shareholders for the fiscal year ended April 30, 2005, accompanies the notice of annual meeting, this proxy statement and the related proxy card. No part of the annual report to shareholders is incorporated herein and no part of the annual report to shareholders is to be considered proxy-soliciting material.

BY ORDER OF THE BOARD OF DIRECTORS

Peter L. Frechette
Chairman

St. Paul, Minnesota

August 5, 2005

APPENDIX A

PATTERSON COMPANIES, INC.

AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the Audit Committee. The Committee shall review and reassess this charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. The Board of Directors shall designate one member of the Committee as chairperson. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be independent directors as determined in accordance with the Rules of the NASDAQ Stock Market, or any other securities exchange on which the Company’s shares may be listed, and Rule 10A-3 of the Securities Exchange Act of 1934. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise and shall be considered an audit committee financial expert as defined under SEC Rules.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain and compensate outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements, and for reviewing the Company’s unaudited interim financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s business conduct guidelines.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•	The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the auditor regarding financial reporting and internal control-related matters) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the independent registered public accountants must report directly to the Committee.

•	At least annually, the Committee shall obtain and review a report by the independent registered public accountants describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent registered public accountants and the Company (to assess the auditors’ independence).

•	After reviewing the foregoing report and the independent registered public accountants’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and the Company’s personnel responsible for the internal audit function.

•	The Committee shall determine that the independent registered public accounting firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

•	The Committee shall pre-approve all audit and non-audit services provided by the independent registered public accountants, including specific pre-approval of internal control-related services, and shall not engage the independent registered public accountants to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	The Committee shall discuss with the internal auditors and the independent registered public accountants the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

•	The Committee shall regularly review with the independent registered public accountants any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent registered public accountants’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues or internal control-related issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company that is in addition to their audit report on the effectiveness of internal control over financial reporting.

•	The Committee shall meet to review and discuss the quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the Public Company Accounting Oversight Board (PCAOB) (United States).

•	The Committee shall meet to review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent registered public accountants prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB (United States).

•	The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal control over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (ii) discussions with management and the independent registered public accountants regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of alternative GAAP methods on the financial statements; (iii) consideration of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; (iv) consideration of the judgment of both management and the independent registered public accountants about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements.

•	The Committee shall receive and review a report from the independent registered public accountants, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent registered public accountants; and other material written communications between the independent registered public accountants and management.

•	The Committee shall prepare the Audit Committee Report that SEC proxy rules require to be included in the Company’s annual proxy statement.

•	The Committee shall review and approve all related party transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404, and discuss with management the business rationale for the transactions and whether appropriate disclosures have been made.

•	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	The Committee shall review management’s report on its assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year and the independent registered public accountants’ report on (1) management’s assessment and (2) the effectiveness of internal control over financial reporting.

•	The Committee shall discuss with management, the internal auditors, and the independent registered public accountants management’s process for assessing the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

•	The Committee shall discuss with the independent registered public accountants the characterization of deficiencies in internal control over financial reporting and any differences between management’s assessment of the deficiencies and the independent registered public accountants’. The Committee shall also discuss with management its remediation plan to address internal control deficiencies. The Committee shall determine that the disclosures describing any identified material weaknesses and management’s remediation plans are clear and complete.

•	The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

•	The Committee shall discuss with management, the internal auditors, and the independent registered public accountants any (1) changes in internal control over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting that are required to be disclosed and (2) any other changes in internal control over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

•	The Committee shall review with senior management the Company’s overall anti-fraud programs and controls.

•	The Committee shall review the Company’s compliance and ethics programs, including consideration of legal and regulatory requirements, and shall review with management its periodic evaluation of the effectiveness of such programs. The Committee shall review the Company’s code of conduct and programs that management has established to monitor compliance with such code. The Committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty by the Company.

•	The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet the SEC regulations and stock exchange listing standards.

•	The Committee shall determine the appropriate funding needed by the Committee for payment of: (1) compensation to the independent registered public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (2) compensation to any advisers employed by the Committee; and (3) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The Committee also shall discuss with the independent registered public accountants the accountants’ observations related to the effectiveness of the Committee.

The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the independent registered public accountants. The Committee shall report regularly to the Board of Directors with respect to its activities.

With respect to meetings of the Audit Committee, a majority of the Committee members currently holding office shall constitute a quorum for the transaction of business. The Committee shall take action by the affirmative vote of a majority of the Committee members present at a duly held meeting. A conference among Committee members by any means of communication through which the members may simultaneously hear each other during the conference shall constitute a Committee meeting if the number of members participating in the conference would be sufficient to constitute a quorum at a meeting.

PATTERSON COMPANIES, INC.

Patterson Companies, Inc. 1031 Mendota Heights Road St. Paul, Minnesota, 55120	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Patterson Companies, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated August 5, 2005, and hereby appoints James W. Wiltz and R. Stephen Armstrong, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders to be held at 2930 Waters Road, Suite 100, Eagan, Minnesota 55121, on Monday, September 12, 2005, at 4:30 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

SHAREHOLDERS ARE REQUESTED TO FOLLOW THE TELEPHONE OR INTERNET VOTING INSTRUCTIONS ON THE REVERSE SIDE, OR TO MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

See reverse for voting instructions

COMPANY #

There are three ways to vote your proxy.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Friday, September 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/pdco — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Friday, September 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Patterson Companies, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by telephone or internet, please do not mail your proxy card.

ò  Please detach here  ò

1. To elect two directors to have terms expiring in 2008, and until their successors shall be elected and duly qualified.	01 Ronald E. Ezerski 02 Andre B. Lacy	☐ FOR all nominees (except as marked below)	☐ WITHHOLD AUTHORITY to vote for all nominees
(Instructions: To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 29, 2006.	☐ For	☐ Against	☐ Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

Address Change? Mark Box ☐ Indicate changes below:	Date , 2005

Signature(s) in Box

(If there are co-owners both must sign)

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.